COMMON STOCK PURCHASE AGREEMENT


                                 by and between


                          ON STAGE ENTERTAINMENT, INC.
                             (a Nevada corporation)


                                       and

                                RICHARD S. KANFER
                                 (an individual)

                         COMMON STOCK PURCHASE AGREEMENT


THIS COMMON STOCK PURCHASE AGREEMENT is made as of February ___, 1999, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation ("On Stage") and RICHARD S. KANFER, an individual ("Kanfer").

                                    RECITALS:

         WHEREAS, on or about November 1, 1996, On Stage and Kanfer entered into a Common Stock Purchase Agreement for the acquisition of Kanfer's limited engagement business in Georgia entitled Interactive Events, Inc., a Georgia corporation ("Interactive Events Acquisition"); and

         WHEREAS, pursuant to the express terms of the Interactive Events Acquisition, Kanfer transferred his ownership in Interactive Events, Inc., a Georgia corporation to On Stage in exchange for, among other items: (1) 30,304 shares of On Stage common stock; (2) an option to purchase 15,000 shares of On Stage common stock at a strike price of $5.00 per share; and (3) an employment agreement through December 31, 1998; and

         WHEREAS, Kanfer's Employment Agreement has subsequently expired and the parties hereto are desirous of entering into this Agreement to unwind the Interactive Events Acquisition, save for the Covenant Not to Compete and the Assignment of Shows paragraphs contained therein, and to continue Kanfer and On Stage's working relationship.

                                   Witnesseth

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Agreement" means this Agreement and the schedules hereto.

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Closing" means the Closing on the Transactions.

         "Closing Date" is defined in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "GAAP" means United States generally accepted accounting principles.

         "GGCL" means the Georgia General Corporations Law.

         "Interactive" means Interactive Events, Inc., a Georgia corporation.

          "Interactive   Shares"  means  all  of  the   outstanding   shares  of
Interactive Common Stock.

         "IRS" means the Internal Revenue Service.

          "Kanfer Options" means Kanfer's option to acquire 15,000 On Stage Shares dated November 1, 1996 along with Kanfer's option to purchase
19,835 On Stage Shares dated September 1, 1996.

          "Kanfer Shares" means the 30,304 shares of On Stage Common Stock owned by Kanfer.

         "On Stage Common Stock" means the Common Stock, no par value per share, of On Stage.

         "On Stage Shares" means the shares of On Stage Common Stock to be provided in connection with the Transactions.

         "Person"   means  any   natural   person,   corporation,   partnership,
proprietorship, association, trust or other legal entity.

         "Real Property Lease" is defined in Section 3.5.

         "Securities Act" means the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Transaction Documents" means this Agreement and the other agreements and documents contemplated hereby and thereby.

         "Transactions" means the transactions contemplated by the Transaction Documents.

                                   ARTICLE II
                     SALE AND PURCHASE OF INTERACTIVE SHARES

2.1 Sale and Purchase of Interactive Shares. Subject to the terms and conditions of this Agreement, at the Closing, On Stage shall sell, transfer, convey, assign and deliver to Kanfer, and Kanfer shall purchase, acquire and accept from On Stage, all the Interactive Shares free and clear of all liens, claims, charges, restrictions, equities and encumbrances of any kind. It is understood that for purposes of this Agreement, Kanfer is re-purchasing/re-acquiring his former business which he sold to On Stage including all assets, phone numbers, real and personal property, customer lists, cast lists, goodwill and anything else that is necessary for the continued operation of the Interactive Events business.

2.2 Issuance and Transfer of Shares. In consideration for the Interactive Shares Kanfer shall return to On Stage the: (a) Kanfer Shares; and (b) Kanfer Options.

2.3 Closing. The Closing shall take place on or before February 1, 1999. The date on which the Closing occurs is referred to herein as the "Closing Date."

2.4 Delivery to Kanfer . At the Closing, On Stage shall deliver to Kanfer: (i) certificates representing the Interactive Shares; and (ii) all such other endorsements, assignments and other instruments as are necessary to vest in Kanfer title to the Interactive Shares free and clear of any adverse claims.

2.5 Delivery to On Stage. At the Closing, Kanfer shall deliver to On Stage the number of Kanfer Shares and Kanfer Options referred to in Section 2.

2.6 Further Assurances. After the Closing, Kanfer and On Stage shall each from time to time, at the request of a party hereto and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as the requesting party may reasonably request, in order to more effectively consummate the Transactions and to vest in On Stage or Kanfer, as the case may be, title to the Kanfer Shares or Interactive Shares, as the case may be, being transferred hereunder.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ON STAGE

         On Stage each hereby represents and warrants to Kanfer as follows:

3.1 Corporate Status. Interactive is a corporation duly organized, validly existing and in good standing under the laws under which it was incorporated.

3.2 Authorization. On Stage has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by On Stage has been duly authorized by all necessary corporate action. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, valid and binding obligations of On Stage, enforceable in accordance with their terms.

3.3 Capitalization and Stock Ownership. The total authorized capital stock of Interactive consists of 1,000,000 shares of Interactive Common Stock, 1,000 shares of which are issued and outstanding on the date hereof and no shares of which are issued and held by Interactive as treasury stock. There are no issued shares of Preferred Stock. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Interactive. All of the Interactive Shares are duly and validly authorized and issued, fully paid and non-assessable. On Stage is the sole record owner of all of the Interactive Shares. Interactive complied with all applicable Regulations in connection with the issuance of all of the Interactive Shares.

3.4 Title to Interactive Assets and Related Matters. To the best knowledge of On Stage, Interactive has good and marketable title to, or valid leasehold interests in, all of the Interactive Assets, a true and correct list of which is attached hereto as Schedule 3.4. The use of the Interactive Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else.

3.5 Real Property. Schedule 3.5 describes all real estate used in the operation of the Interactive Business as well as any other real estate that is in the possession of or leased by On Stage on behalf of Interactive and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). Neither On Stage nor Interactive are currently in Default under any of the Real Estate Leases, nor are they aware of any Default by any of the lessors thereunder.

3.6 Certain Personal Property. Schedule 3.6 is an asset schedule, describing and specifying the location of all items of tangible personal property that are to be transferred to Kanfer pursuant to this Agreement. All personal property listed on Schedule 3.6 are being transferred "As Is" with no warranties either express or implied.

3.7 Subsidiaries. Interactive does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

3.8 Corporate Records. The minute books of Interactive contain complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors or committees thereof and stockholders. The stock record book of Interactive is complete and correct.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF KANFER

         Kanfer hereby represents and warrants to On Stage as follows:

4.1 Consents and Approvals. Neither the execution and delivery by Kanfer of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by Kanfer, will require any filing, consent or approval.

4.2 Purchase Entirely for Own Account. This Agreement is made in reliance upon Kanfer's representation to On Stage, which by Kanfer's execution of this Agreement Kanfer hereby confirms, that the Interactive Shares will be acquired for investment for Kanfer's own account, not as a nominee or agent, and not with a view to transfer. Kanfer represents that it has full power and authority to enter into this Agreement.

4.3 Restricted Securities. Kanfer understands that the Interactive Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from On Stage in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Act, only in certain limited circumstances. It is understood that the Interactive Shares shall bear a legend to such effect.

                                    ARTICLE 5
                               COVENANTS OF KANFER

5.1 Expenses. Kanfer shall pay all of the legal, accounting and other expenses incurred by Kanfer in connection with the Transactions.


                                    ARTICLE 6
                 CONDITIONS PRECEDENT TO THE TRANSACTIONSARTICLE
                 VIII.CONDITIONS PRECEDENT TO THE TRANSACTIONS

6.1 Conditions to Obligations of On Stage. The obligations of On Stage to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

(a) Assumption of Atlanta Obligations. Kanfer, through his company Real Source Publications, will assume the lease agreement for the office located at West One Business Park, 1165 AllGood Park, Suite 15, Marietta, Georgia 30062-2238, all of the equipment leases and change all utilities into his name within ten (10) days from the date of this Agreement. Kanfer will use his good faith best efforts to have On Stage removed from all equipment and office leases. Until Kanfer is successful in removing On Stage from said leases, Kanfer will personally indemnify, save and otherwise hold On Stage harmless from any default under the office and equipment lease agreements. Once On Stage is removed from all responsibility under the office and equipment lease agreements, Kanfer will be released from personal liability therefrom.

(b) Consents and Approvals. Kanfer shall have obtained all governmental and third party consents and approvals necessary, proper or advisable to consummate the Transactions.

(c) Outstanding Accounts  Recievable/Accounts  Payable.  Kanfer has indicated on
Schedule 6.1(c) which accounts receivable he thinks are recoverable and will utilize his good faith best efforts to assist On Stage with collection of these outstanding accounts and the payment of the same to On Stage. Kanfer has also indicated on Schedule 6.1(c) which accounts payable are due (for their Atlanta office) as of the date of this Agreement and On Stage agrees that they will be solely responsible for the payment of these accounts. On Stage further agrees that they will be responsible for payment of any and all accounts receivable incurred by them during their ownership of Interactive Events up to the date of this Agreement.

(d) Release of Liability. Simultaneous with the execution of this Agreement, On Stage and Kanfer shall each execute a Release of Liability in the forms attached hereto on Schedule 6.1(d).

(e) Return of Options. Kanfer shall deliver to On Stage the Kanfer Options, which will be considered null and void, ab initio, upon the execution of this Agreement.

6.2 Conditions to Obligations of Kanfer. The obligations of Kanfer to consummate the Transactions shall be subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions:

(a) Assignment of Office and Equipment Leases and Title to Personal Property. On Stage shall assign to Kanfer all of its rights in the office and equipment leases for the Atlanta property, along with the title to the personal property listed on Schedule 3.4 attached hereto.

(b) Right to Represent Legends in Concert. On Stage shall have executed the Right to Represent Legends in Concert in the form as is attached hereto on
Schedule 6.2. It is expressly understood that Kanfer is re-purchasing/re-acquiring his list of Interactive Clients and Actors listed on
Schedule 4.23 of the Interactive Events Acquisition Agreement. Kanfer warrants that neither he nor anyone working for him in the Atlanta office since November 1, 1996 has ever sold, produced or otherwise made to happen a Legends in Concert show or derivative thereof for any of the clients on Schedule 4.23, a true and correct copy of said list is attached to the Right to Represent Legends agreement contained on Schedule 6.2.

                                    ARTICLE 7
                        CONTENTS OF AGREEMENT, AMENDMENT,
                      PARTIES IN INTEREST, ASSIGNMENT, ETC.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

                                    ARTICLE 8
                                 INTERPRETATION

Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole,
(b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.


                                    ARTICLE 9
                                     NOTICES

All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

                 If to On Stage:

                              c/o Legends In Concert, Inc.
                              4625 W. Nevso Drive, Suite 10
                              Las Vegas, Nevada  89103
                              Attention:  Christopher Grobl, General Counsel

                 If to Kanfer:

                              Richard S. Kanfer
                              ======================

                                   ARTICLE 10
                                  GOVERNING LAW

This Agreement shall be construed and interpreted in accordance with the laws of the state of Nevada, without regard to its provisions concerning conflict of laws.

                                   ARTICLE 11
                                  COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                   ARTICLE 12
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties made by any party in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the other party and for a period of one year following the Closing.

                                   ARTICLE 13
                               REMEDIES CUMULATIVE

The remedies provided herein shall be cumulative and shall not preclude a party from asserting any other rights or seeking any other remedies against the other party or its successors or assigns.

                            ARTICLE 14 SEVERABILITY

The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clause or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

                                   ARTICLE 15
                                  BULK TRANSFER

The parties hereto waive compliance with the requirements of the bulk sales law of any jurisdiction in connection with the sale of the Interactive Shares. Kanfer shall indemnify and hold On Stage harmless against all liabilities which may be asserted by third parties with respect to assets sold by On Stage as a result of noncompliance with any such bulk sales laws.

                                   ARTICLE 16
                                   ARBITRATION

The parties agree that all disputes, claims, and controversies between or among them arising from or relating to this Agreement shall be arbitrated in Clark County, Nevada, pursuant to the Rules of the American Arbitration Association, upon the request of any party.

                                   ARTICLE 17
                                TAX FREE EXCHANGE

It is understood that the parties intend that this transaction represents a tax free exchange under the Internal Revenue Code. However, this Agreement is not contingent upon a ruling from the Internal Revenue Service (the "IRS") that the transactions contemplated herein constitute a tax free exchange and the parties' agreements herein are effective and binding on them irrespective of any favorable or negative ruling from the IRS.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                          ON STAGE ENTERTAINMENT, INC.
                          a Nevada corporation



                          By:___________________________________
                              Name:
                              Title:

                          RICHARD S. KANFER,
                          an individual



                          --------------------------------------

                                  SCHEDULE 3.4

                            Interactive Events Assets

                                  SCHEDULE 3.5

                                  Real Property

                                 NOT APPLICABLE

                                  SCHEDULE 3.6

                                Personal Property

                   SEE SCHEDULE 3.4--INTERACTIVE EVENTS ASSETS

                                 SCHEDULE 6.1(c)

                Outstanding Accounts Receivable/Accounts Payable

                                 SCHEDULE 6.1(d)

                              Release of Liability

                                  SCHEDULE 6.2

                   Form of Rights of Representation Agreement